EXHIBIT 16.0

                       Donar Enterprises, Inc.
                     1422 Chestnut St., Suite 410
                        Philadelphia, PA 19102
                          Tel: 215-564-9484
                          Fax: 215-893-3662

VIA FACSIMILE:  303-694-6761

May 9, 2002

Attn: W. Edward Schenkein, CPA
Stark Winter Schenkein & Co., LLP
7535 East Hampden Avenue, Suite 109
Denver, Colorado 80231

RE: Donar Enterprises, Inc.

Dear Mr. Schenkein,

We regret to inform you that we have appointed Stan J.H. Lee,
Certified Public Accountant, for purpose of our SEC accounting. In this connection, Donar Enterprises, Inc. is required to file a Form
8-K with the SEC and to include a letter from your firm agreeing with the contents of the Form 8-K or stating reasons you believe it not to be accurate.

I am enclosing a copy of the Form 8-K which Donar Enterprises, Inc.
intends to file with the SEC. I am requesting that you provide a letter to accompany that filing as required by the regulations. I am enclosing a proposed letter from your firm, if you agree with it.

I would appreciate receiving your signed letter as soon as possible.
If you have any questions, please feel free to telephone me to discuss it.

Very truly yours,

/s/ William Tay
----------------------
William Tay
President